U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-12G

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-51126

BLOCKCHAIN INDUSTRIES, INC.

(Name of Small Business Issuer in its charter)

Nevada	88-0355407
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification Number

53 Calle Palmeras, Suite 802, San Juan Puerto Rico	00901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 787-767-0808

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Common stock; $0.001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a small reporting company, or an emerging growth company. See definition of large accelerated filer, accelerated filer, small reporting company and emerging growth company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 1. Business.

Background:

Blockchain Industries, Inc. (“BCII”, the “Company”, “we”, “our” or “us”) was originally formed on September 15, 1995 as Interactive Processing, Inc. under the laws of the State of Nevada to market high-tech consumer electronics through television home-shopping networks, retail stores, catalog companies and their website remotecontrols.com. In March 1999, the Company changed its name to Worldtradeshow.com, Inc. (“WTS”). In April 1999, the Company acquired intellectual property rights to a database from Chaiisai Tora, Inc., an unaffiliated third party, and significantly changed its business plan to develop tradeshow software and market both physical and virtual tradeshow space through the Company's website.

The Company’s business involved the operation of Hotels.com.vn, tour companies and restaurants, to sell the WTS Discount Card in Vietnam in order to serve as an online vehicle for Vietnamese companies to promote themselves, using the largest travel and tourism online website in, as well as being recognized as the official travel/tourism website of, Vietnam.

On March 26, 2007, the Company acquired assets from Business.com.vn, a Vietnamese company, which assets consisted of a database of 300,000 Vietnamese companies, marketing software, trademarks and intellectual property, with the intention of developing a directory of companies. The plan included offering such companies opportunities to market themselves through domain registration, website development, and online marketing expertise to help these Vietnamese companies market themselves directly and/or on the Company’s BVNI web portal. In June 2007, the Company changed its name to Business.vn, Inc.

However, from October 2008 through early 2016, the Company’s operations were limited as a result of limited capital resources. Nevertheless, the Company continued operations of the Hotel.vn website. On May 15, 2016, the Company was placed under the control of a Receiver in Nevada’s Eighth Judicial District. From May 15, 2016 through March 22, 2017, while under the control of the Receiver, the Company continued to incur expenses to maintain its corporate existence as a public company. On November 18, 2016, the Company changed its name to Omni Global Technologies, Inc. and on May 23, 2017, the Company entered into a Share Purchase Agreement with JOJ Holdings, LLC (“JOJ”), pursuant to which JOJ: (i) purchased 20,000,000 restricted shares of common stock, $0.001 par value (the “Control Shares”); (ii) assumed the liabilities of a judgement creditor in the amount of approximately $25,000; and (iii) paid the Receiver $150,000 which monies were used to cover the Receiver’s and other company expenses. The Share Purchase Agreement was attached as Exhibit 10.1 to the Company’s Form 10-K for the year-ended April 30, 2017, filed with the SEC on August 30, 2017. Additionally, and concurrent with the execution of the Share Purchase Agreement, the Receiver resigned, and Olivia Funk was appointed as the sole officer and director of the Company.

On November 13, 2017, the Company filed Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purpose of changing its name from Omni Global Technologies, Inc. to Blockchain Industries, Inc.

Current and New Operations

The Company will continue to operate its Hotels.VN travel business, which we plan to monetize through the use of our newly established blockchain technology. We purchased a new domain, hotelsinvietnam.net, which we intend to use for marketing Vietnamese travel business. We reasonably expect that the implementation of blockchain technology should enable us to more readily be able to provide unique services under our Hotels.VN travel business. In addition to utilizing blockchain technology in our current travel business, we have decided to also engage in a broader business model related to blockchain technologies, which we define as verticals within the blockchain technology market that we intend to target and acquire or build a broad portfolio of virtual currencies, digital coin and tokens, and other blockchain assets (the “Digital Assets”) within the four business verticals mentioned below. We feel that creating a diversified portfolio of blockchain Digital Assets and services, we can utilize economies of scale to offer competitive services to our customers.

A.       Digital Asset Bank: The Company intends to acquire and hold a non-controlling minority interest in a licensed bank that will be authorized to deliver a range of banking products and services to customers who transact in Digital Assets (the Digital Assets Bank). We intend to partner with the Digital Assets Bank, and to secure commitments from the Digital Assets Bank to provide banking services designed to enhance the financial condition and liquidity of our customers and partners. We intend to operate within the boundaries of applicable international, Federal, State and Local laws with regard to all financial services. We also intend to establish, in partnership with the Digital Assets Bank, a Money Service Business and to obtain licenses from regulatory bodies and necessary associations that will enable the licensed party to become a Money Transmitter of fiat currencies and Digital Assets. To that end, we have met with primary banking supervisors in multiple jurisdictions, have formally engaged specialists with deep experience managing risk and compliance programs for regulated banking organizations, and have begun developing an application for a license to conduct banking services in Puerto Rico. We intend to develop a Digital Assets Bank to promote our business, and to provide the Commonwealth of Puerto Rico with increased opportunities for economic development which we believe will aid in the reconstruction of the island.

3

B.       Mining and Trading: The Company plans to build a Digital Asset mining and trading operation. The mining operation intends to mine for a variety of Digital Assets. Our goal is to locate an area where we can utilize inexpensive energy for Digital Asset mining in order to lower our cost of mining. We plan use the mined Digital Assets to build a net-long portfolio, which we intend to actively trade in online exchanges. We will use our best efforts to maintain Digital Assets in cold storage for security purposes. The Company has entered into an agreement that will establish a mining operation in upstate New York. Our decision to locate our mining operation in upstate New York was a result of our management’s analysis that we can generate better margins by taking advantage of lower power costs in the upstate New York area that we have identified. Although there can be no assurances, we also believe we may be eligible for NY State subsidy programs or tax abatements, which will help us grow our Digital Asset mining operations. In addition, we have allocated a limited amount of capital to a Digital Asset trading operation. The Company intends to constrain allocated trading capital to reduce the risks on our overall business, as we expect to build a net-long position in Digital Assets and intend to take advantage of price fluctuations in the Digital Asset markets as they occur.

C.       ICO’s and Ventures: The Company engages in a consulting business to help customers prepare and execute initial coin offerings (“ICOs”). We focus on high-quality opportunities from successful, existing businesses that wish to take their business onto the blockchain and raise funds through an ICO, which provides the Company with greater potential of return because most of our engagements include a portion of Digital Assets that are created from the ICO or equity in the underlying entity that engages us to perform their ICO as part of our service fee. The venture segment will help our business sustain long-term revenue streams from our equity positions in companies with high-value utility. For our ICO’s and Ventures, we take a diversified and strategic approach by researching and engaging with customers or ventures that are in different industries to balance our portfolio. In addition, we identify ICO and venture opportunities that will have high probabilities of return by entering into early-rounds of capital raises to obtain beneficial pricing on Digital Assets. We have already signed agreements with customers to launch their ICO’s and we have already generated revenues from these agreements in the third fiscal quarter ending January 31, 2018 (our fiscal year ends April 30). One such agreement involves building the first Indonesian Digital Asset exchange for a U.S. reporting public company based in Indonesia. As part of this, among other agreements, we will also receive compensation by acquiring Digital Assets at a discount, which we intend to hold in our investment portfolio. In addition, the Company will hold equity positions in one or more of these entities with which we enter into agreements, which we reasonably believe will contribute to the profitability of our business. The Company continues to examine a wide array of potential companies that that we believe will benefit from our consulting and other services related to their planned ICO’s, and we will continue to contract with customers that we feel have a high-value utility in their underlying business model.

D.       Media and Education: We have developed a business to help promote the awareness, growth and education of blockchain technology and Digital Assets. Our goal is to invest, partner or acquire media streams, news outlets or other methods of content distribution focused on the marketing of blockchain technologies and Digital Asset economies and their impact on the future. Our goal is also to partner with educational institutions to help train the next generation of blockchain developers. We intend to hold conferences around the world with strategic partners that attract key sponsors and influential speakers from the blockchain industry, local governments and educators on an ongoing basis. The Company is holding its first Digital Asset conference, “Puerto Crypto”, in San Juan, Puerto Rico on March 14-16, 2018. Proceeds will go to Puerto Rican charities to aid in the rebuilding efforts of the territory after Hurricane Maria. We have enlisted an incredibly impactful group of speakers, which include major influencers from the blockchain industry and key Puerto Rican government officials to draw attention to the impact that blockchain technology can have on economic growth, improved infrastructure and technological innovation for cities and countries around the world. Puerto Crypto is one of the first blockchain conferences co-hosted with local government which we hope will set an ongoing trend for this level of cooperation and partnership. Our goal is to showcase our current investments, our ability to build a wide-ranging portfolio of Digital Asset holdings and also educate and discuss attendees of the broader Digital Asset industry.

4

New Business Opportunities:

The Company has identified potential new business opportunities, as discussed below and will continue to explore other synergistic business opportunities related to blockchain technologies. The analysis of business opportunities, as it relates to the four market verticals noted above, will be undertaken by or under the supervision of the sole officer and director of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential business opportunities, the Company will consider the following kinds of factors:

•	potential for acquisition growth and organic growth, indicated by technology, anticipated market expansion or new products;

•	competitive position as compared to other firms of similar size and experience within the industry verticals as well as within the industry as a whole;

•	strength and diversity of management, either in place or scheduled for recruitment;

•	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	the extent to which the business opportunity can be advanced;

•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Additionally, management will investigate an entity to engage a potential acquisition through reviewing available financial statements, interviewing a potential acquisition’s primary vendors and customers as well as financial advisors.

Potentially available business opportunities may occur at various stages of development, all of which may be expected to make the task of comparative investigation and analysis of such business opportunities difficult, complex, time consuming and costly. As a result of the fact that the Company’s available capital is not unlimited, the Company may not be able to discover or adequately evaluate many of the potentially desirable business opportunities and conversely, may not be able to conduct sufficient due diligence to discover potential material adverse facts about the opportunities we may plan to acquire or in which we may otherwise make investments.

Business Strategy

Our recent name change to Blockchain Industries Inc. reflects the primary focus of our business (in addition to Hotel.vn businesses of the Company) being pursued by us.  The decision to make strategic investments in companies engaged in blockchain and digital currency related businesses was based upon a management decision by the Company’s management. Our strategy will be to continue to pursue what we believe will be synergistic investment opportunities including acquisition of controlling interests in these new and emerging technologies. However, this strategy will also expose us to the numerous risks and volatility associated with relatively new sector involving blockchain and Digital Assets.  We expect this volatility and uncertainty to continue both in terms of the acceptance or non-acceptance of blockchain transaction verification business models, as well as the value of blockchain cryptocurrency products and solutions.

The price of underlying Digital Assets have varied wildly in recent periods and may reflect "bubble" type volatility in the future, meaning that support for high prices may have little or no merit, may be subject to rapidly changing investor sentiment, and may be influenced by unknown factors such as technology challenges, regulatory uncertainty, fraudulent actors and media reporting.  We anticipate that we will continue to increase our exposure to this industry through passive investment, majority owned or controlled investments, and organic expansion, but do not presently intend to invest in any manner that would result in us being required to register as an investment company, although the SEC, NASDAQ and other government or quasi-governmental agencies or authorities (in the United States or elsewhere) may adopt further regulations that require such registration or expose us to similar registration requirements that could increase costs, make such activities undesirable, or prohibited, and further regulate, impede, impose costs or outright prohibit some of the activities we are or may become involved with. These factors are incapable of prediction and are out of our control.  Depending, in part, on the evolving nature of rules and regulations governing blockchain and cryptocurrency, our investments and these businesses may become worthless and the value of an investment in our securities could be volatile and potentially worthless.

5

Recent Events

Corporate Name Change:

On November 13, 2017, the Company changed its name to Blockchain Industries, Inc.

Forward Split:

On January 16, 2018, the Company's common stock executed a 2-for-1 forward split. Shareholders of our common stock received one extra share for each share they held at the prior close on January 12, 2018. As of February 20, 2018, there were 36,215,046 shares outstanding, as a result of the issuance, effective as of November 12, 2017, of 328,616.50 shares of Series A Preferred Stock (the “Series A Shares”) to JOJ Holdings, LLC (141,116.50 Series A Shares) and JFS Investments, Inc. (187,500.00 Series A Shares) in lieu of 5,644,660 shares of common stock and 7,500,000 shares of common stock, respectively.

Retroactive application

All references to share counts in this Form 10 have been retroactively adjusted for the 2-for-1 reverse split on January 16, 2018 unless indicated otherwise.

KinerjaPay ICO:

On January 11, 2018, the Company entered into an advisory agreement to provide Initial Coin Offering (“ICO”) services to PT KinerjaPay Indonesia, an Indonesian company and a wholly-owned subsidiary of KinerjaPay Corp., a Delaware corporation (OTCQB: KPAY). As consideration for entering into the advisory agreement and providing services related to administering the KinerjaPay ICO and establishing a Digital Asset Exchange in Indonesia, we were paid $250,000 in cash, and received 1,000,000 restricted shares of KinerjaPay’s common stock, having a market value approximately $1,800,000 based upon the closing price of the KPAY shares on the OTCQB of $1.80 on January 11, 2018. In addition, we shall receive a 50% equity ownership in an Indonesian-based Digital Asset Exchange which has yet to be formed.

Chimes ICO:

On December 19, 2017 and February 5, 2018, the Company entered into two agreements with Chimes Broadcasting, Inc. to purchase 500,000 equity tokens for $400,000 (the “Chimes Equity Tokens”). The Chimes Equity Tokens will give the Company equity in Chimes Broadcasting, Inc. In addition, the Company entered into another agreement with Chimes Broadcasting, Inc. which grants us the option to purchase future utility tokens for use on the Chimes network platform.

Blockex:

On February 16, 2018, we entered into a Private Token Purchase Commitment Form (“BlockEx Agreement”) with BlockEx Limited (“BlockEx”) a privately held limited liability company incorporated under the laws of Gibraltar. Under the terms of the BlockEx Agreement, the Company agreed to purchase up to 5,714,285.71 digital tokens from the Company for 2,000,000 Euros, or approximately $2,481,600 USD. To date the Company has purchased tokens amounting to approximately 1,128,770 tokens for a purchase price of 395,069.53 Euros. The Company filled the 2,000,000 Euro obligation for the BlockEx Agreement by pooling with other investors for the remaining 1,604,930 Euros. This investment provides the Company with exposure to a digital asset exchange platform. The BlockEx platform provides an institutional exchange, white-labeled brokerage software, and the ability to launch ICO’s.

LegatumX:

On February 19, 2018, the Company entered into a Stock Purchase Agreement (“LegatumX Agreement”) with LegatumX, Inc. (“LegatumX”).

This investment will provide us with a market share into the legal industry for the storage, authentication and validation of legal documents such as wills, trusts, deeds, mortgages, and more. We expect that the Media and Education segment of our business will be able to assist this company in marketing their products to consumers worldwide, although we will be starting with U.S. consumers. Under the terms of the LegatumX Agreement, we will initially receive 30% of LegatumX’s common stock calculated on a fully diluted basis for a purchase price of $1,300,000:

Amount paid by Company	Paid or Due on
$100,000	February 19, 2018
$200,000	May 20, 2018
100,000 shares of our Common Stock (1)	March 1, 2018

       (1)    The value of our Common Stock for this agreement was valued at $10/share.

6

The Company may earn an additional (i) 5%, for a total of 35%, of LegatumX’s common stock if LegatumX realizes $2.3 million in gross proceeds from the sale of the 100,000 shares of our common stock within the 12-month period following the effective date of this Form 10, or (ii) an additional 10%, for a total of 40%, of LegatumX’s common stock if LegatumX realizes $10.1 million in gross proceeds from the sale of the 100,000 shares of our common stock within the 12-month period following the effective date of this Form 10.

AutoLotto:

On January 17, 2018, the Company entered into a Promissory Note Agreement (“AutoLotto Agreement”) with AutoLotto, Inc., a Delaware corporation. Under the terms of the AutoLotto Agreement, the Company will pay to AutoLotto $1.5 million (the “Principal”) in exchange for a promissory note that will accrue interest at one percent per annum (the “Interest”). All unpaid Principal and Interest are due and payable to the Company at the earlier of (i) the closing of AutoLotto’s initial coin offering of at least $20,000,000 or (ii) AutoLotto’s issuance of equity securities (excluding any conversion or issuance of any note or other convertible security) of at least $20,000,000. In the event AutoLotto does not raise $20,000,000 though an initial coin offering or issuance of equity noted above, any unpaid Principal and Interest will convert to equity at a rate of $250,000,000 divided by the number of common shares outstanding immediately prior to January 17, 2020. As part of the AutoLotto Agreement, the Company also received an option to purchase tokens of the AutoLotto initial coin offering (the “Option”) equal to two times the outstanding unpaid Principal and Interest under the AutoLotto Agreement. The exercise price of the Option will be an undisclosed private pre-sale price, and the Option is exercisable within ten days of AutoLotto providing notice to the Company of its initial coin offering. The Option expires on January 16, 2018.

Other Blockchain Investment Initiatives:

We believe that the following transaction will be consummated, however, there can be no assurances we will be successful in doing so. We are in negotiations, and expect the following agreements to close within the next several weeks:

•	Consulting agreement to develop a Tier 2 data center for mining capabilities – We have entered into negotiations and are in the final stages of circulating agreements to complete the transaction, with a consulting company that is developing the framework for construction of a Tier 2 data center in upstate New York. The plans for the Tier 2 data center will involve the acquisition of a large parcel of land where we will build the data center and a school that will be turned into a call center, and partnerships with local business, power companies and municipalities to construct the location where we will not only conduct our own internal mining operation, but also lease space to other mining companies in which we intend to receive a percentage of mined Digital Assets from our tenants There can be no assurances we will successfully enter into an agreement.

Subsequent Equity Raise:

On May 23, 2017 the Company entered into a Share Purchase Agreement with JOJ Holdings, LLC (“JOJ”), an entity owned and controlled by Justin Schreiber, pursuant to which: (i) JOJ purchased 20,000,000 restricted shares of common stock, $0.001 par value (the “Control Shares”): (ii) assumed the liabilities of a judgement creditor in the amount of approximately $25,000: and (iii) paid the Receiver $150,000 which monies were used to cover the Receiver’s and other company expenses. The Share Purchase Agreement was attached as Exhibit 10.1 to the Company’s Form 10-K for the year-ended April 30, 2017, filed with the SEC on August 30, 2017. After the 2:1 forward split effective on January 16, 2018, the Control Shares totaled 40,000,000 shares of common stock (the “Shares”). Reference is made to the disclosure under “Item 4. Security Ownership of Certain Beneficial Owners and Management” with respect to the sale, transfer and assignment by JOJ of a portion of its Control Shares to third parties, effective November 15, 2017.

On February 13, 2018, at the request of JOJ, 5.0 million of JOJ’s Control Shares were submitted to our transfer agent for cancellation.

The Company has conducted private placement offerings to “accredited investors” (as that term is defined under Rule 501 Regulation D) and as of February 20, 2018, the Company has raised equity capital (the “Equity Raises”) as set forth in the table below. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares (1)	Price Per Share (1)	Warrants (1)	Warrant Exercise Price Per Share (1)	Total Capital Raised

$0.05 Financing (2)	4,000,000	$0.05	2,000,000	$0.25	$200,000
$0.10 Financing (3)	6,175,000	$0.10	3,237,500	$0.25	$617,500
$1.25 Financing (4)	2,841,300	$1.25	–	-	$3,551,625
	13,016,300		5,237,500		$4,369,125

7

(1)       Share and warrant quantities and their respective per-share prices have been retroactively adjusted for the forward 2-for-1 split on January 16, 2018.

(2)       The $0.05 Financing commenced on November 15, 2017, pursuant to which the Company raised $200,000 from 2 accredited investors. As part of the investment in $0.05 Financing, we issued and sold 2,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(3)       The $0.10 Financing commenced on November 21, 2017, pursuant to which the Company raised $617,500 from 54 accredited investors. As part of the investment in $0.10 Financing, we issued and sold 3,087,500 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(4)       The $1.25 Financing commenced on November 30, 2017. The Company expects to close this round by February 28, 2018. The Company has raised $3,551,625 from 124 accredited investors. As part of the investment in $1.25 Financing, we issued and sold 2,841,300 shares of common stock. No warrants were issued with this round.

The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

8

Item 1A. Risk Factors

An investment in our Common Stock involves a high degree of risk and uncertainty. You should carefully consider the risks described below and discussed under the caption “Risk Factors” below, which substantially updates the risk factor disclosure contained in our annual report on Form 10-K for the fiscal year ended April 30, 2017, as well as the other information included in this Registration Statement on Form 10 (the “Form 10”) before deciding to invest in our Common Stock. If any of the risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This Form 10 also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks below.

Risks Related to Our Blockchain Business

We have a limited operating history and in fact, virtually no history of operations in the blockchain and Digital Assets business sector, and may expect to incur significant operating losses.

We have a limited operating history and virtually no history of operations in the blockchain and Digital Assets sectors. Our historical financial information does not reflect our new blockchain business activities nor our recent acquisitions. As a result, our historic operations do not provide any basis for an evaluation of our business or our current business operations or focus. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations in new and developing fields such as blockchain and Digital Assets. We may expect to incur additional net losses over the next several years as we seek to expand operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

We have an evolving business model.

As Digital Assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Very recently, the Securities and Exchange Commission (the “SEC”) issued a Report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). This may cause us to potentially change our future business in order to comply fully with the federal securities laws and the rules and regulations of the SEC promulgated thereunder, as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

Our management has limited experience in the blockchain technology industry.

Our management only recently determined to shift our primary corporate focus towards the exploration of, and investment in, opportunities that leverage the benefits of blockchain technology and Digital Assets. Our management has relatively limited experience in the blockchain technology industry. While we intend to expand our management team and staff with individuals with more experience in this industry and will closely scrutinize any individuals we engage, we cannot assure you that well-qualified individuals will be available to us or that our assessment of individuals we retain will prove to be correct. These individuals may be unfamiliar with the requirements of being involved in a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

The Company’s investment in Digital Asset mining may not be consummated. If it is, the Company may not be profitable.

As described elsewhere, the Company has entered into a series of agreements to acquire the above-referenced interests and assets and is expected to make additional acquisitions. The Company will be subject to various risks related to Digital Asset mining operations. Digital Asset mining by its nature over time requires increasing processing power, which in turn requires continuing investment in computer hardware and increasing power demands. The profitability of Digital Asset mining is dependent on prevailing prices of the underlying Digital Assets that offset energy and related operating costs. The price of Digital Assets has been highly volatile. We cannot assure you that the Company’s Digital Asset mining operations, when commenced, will be profitable.

9

The further development and acceptance of Digital Assets and other cryptographic, algorithmic and blockchain protocols governing the issuance of transactions in Digital Assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Digital Assets may adversely affect an investment in our common stock.

The use of Digital Assets to, among other things, buy and sell goods and services, and the acquisition of Digital Assets as an investment, is part of a new and rapidly evolving industry that employs the use of a computer-generated mathematical and/or cryptographic protocol. The growth of this industry, in general, is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

●	continued worldwide growth in the adoption and use of Digital Assets;

●	government and quasi-government regulation of Digital Assets and their use, or restrictions on or regulation of access to and operation of the Digital Asset networks;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of Digital Asset networks;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to Digital Assets; and

●	negative consumer perception of Digital Assets specifically and cryptocurrencies generally.

A decline in the popularity or acceptance of Digital Assets would harm the price of our common stock.

Currently, there is relatively small use of Digital Assets in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in our common stock.

Digital Assets have only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Digital Assets by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Digital Assets demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Digital Assets. This could limit acceptance of some Digital Assets as transactional currency. A lack of expansion by Digital Assets into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in Digital Asset prices, either of which could adversely affect an investment in our common stock.

Security threats could result in the stoppage of our operations and a loss of assets or damage to our reputation, each of which could result in a reduction in the price of our securities.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the blockchain industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our assets. Any breach of our infrastructure could result in damage to our reputation.

Any Digital Assets we mine may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Digital Assets we mine could be lost, stolen or destroyed. Although we will seek to use various technology to minimize the risk of loss, damage and theft, we cannot guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations. In addition, government regulations in the United States and abroad could materially alter the landscape for Digital Assets use and accessibility, including through tax regulations, restrictions on use in transactions and regulation or prohibition of Digital Asset exchanges.

10

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

The market for blockchain technology is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for our future product offerings that achieve market acceptance or that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, we may need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions may make it difficult for our prospective customers and us to forecast and plan future business activities accurately, and they could cause our prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business, financial condition and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced bookings and lower or no growth.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, senior sales executives and professional services personnel with appropriate financial reporting experience. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of some Digital Assets, specifically cryptocurrencies, in a manner that adversely affects the Company’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine or hold for others is impossible to predict, and such change could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

11

On July 25, 2017 the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. Although the Company does not participate in ICOs, its clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. Such a restriction could result in the Company liquidating its inventory at unfavorable prices and may adversely affect the Company’s shareholders and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, raise new capital or maintain a securities listing with an exchange (such as the Company’s current listing with NASDAQ) which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in Digital Assets is subject to a variety of factors that are difficult to evaluate.

The use of Digital Assets to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

●	Continued worldwide growth in the adoption and use of Digital Assets;
●	Governmental and quasi-governmental regulation of Digital Assets and their use, or restrictions on or regulation of access to and operation of the network or similar Digital Asset systems;
●	Changes in consumer demographics and public tastes and preferences;
●	The maintenance and development of the open-source software protocol of the network;
●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
●	General economic conditions and the regulatory environment relating to digital assets; and
●	Negative consumer sentiment and perception of cryptocurrencies specifically and Digital Assets generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company’s securities. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors.

12

The price of the Company’s shares could be subject to wide price swings since the value of Digital Assets may be subject to pricing risk and have historically been subject to wide swings in value.

The Company’s shares are subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-Digital Assets such as revenue, cashflows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of Digital Assets or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.

Digital Asset market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of Digital Assets, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.

In addition, the success of the Company, the Company’s share price, and the interest in investors and the public in the Company as an early entrant into the blockchain and Digital Asset ecosystem may in large part be the result of the Company’s early emergence as a publicly traded company in which holders of appreciated Digital Assets have an opportunity to invest inflated Digital Asset profits for shares of the Company, which could be perceived as a way to maintaining investing exposure to the blockchain and Digital Asset markets without exposing the investor to the risk in a particular Digital Asset. Digital Assets holders have realized exponential value due to large increases in the prices of Digital Assets and may seek to lock in Digital Asset appreciation, which investing in the Company’s securities may be perceived as a way to achieve that result, but may not continue in the future. As a result, the value of the Company’s securities, and the value of Digital Assets generally may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of Digital Assets. Such factors or events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, or on the price of the Company’s securities, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account.

To the extent that the profit margins of Digital Asset mining operations are not high, operators of Digital Asset mining operations are more likely to immediately sell Digital Assets earned by mining in the market, resulting in a reduction in the price of Digital Asset that could adversely impact the Company and similar actions could affect other Digital Assets.

Over the past two years, Digital Asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined Digital Assets for more extended periods. The immediate selling of newly mined Digital Assets greatly increases the supply of Digital Assets, creating downward pressure on the price of Digital Assets.

The extent to which the value of Digital Assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Digital Assets rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing Digital Asset prices. Lower Digital Asset prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of Digital Assets until mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined Digital Assets could result in a reduction in the price of the related Digital Asset, which could adversely impact the Company.

Political or economic crises may motivate large-scale sales of Digital Assets, which could result in a reduction in value and adversely affect the Company.

As an alternative to fiat currencies that are backed by central governments, Digital Assets, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Digital Assets either globally or locally. Large-scale sales of Digital Assets would result in a reduction in their value and could adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of Digital Assets the Company holds or expects to acquire for its own account and harm investors.

13

It may be illegal now, or in the future, to acquire, own, hold, sell or use Digital Assets, participate in the blockchain in one or more countries, the ruling of which would adversely affect the Company.

Although currently Digital Assets and the blockchain technology generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use Digital Assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Digital Assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Digital Assets are viewed or treated for classification and clearing purposes. In particular, Digital Assets may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in Digital Assets amongst owners and require registration of trading platforms as “exchanges” such as Coinbase. The Company cannot be certain as to how future regulatory developments will impact the treatment of Digital Assets under the law. If the Company determines not to comply with such additional regulatory and registration requirements, the Company may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

Volatility of Digital Asset Markets

The Company may hold all or a portion of its cash or near cash in various Digital Assets. The price and liquidity of such assets is highly volatile and may experience significant swings which may render the various Digital Assets worth significantly less than what the company paid for them and in certain circumstances may become worthless.

Lack of liquid markets, and possible manipulation of blockchain-based Digital Assets

Digital Assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lenient a distributed ledger platform is about vetting issuers of Digital Assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of Digital Assets. These factors may decrease liquidity or volume or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

14

An active and visible public trading market for our Common Stock may not develop.

We do not currently have an active or visible trading market. We cannot predict whether an active market for our common stock will ever develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;
•	Market visibility for shares of our common stock may be limited; and
•	A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our Common Stock.

Our common stock is quoted over-the-counter on a market operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE. No assurances can be given that our common stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE. In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from its current tier of the OTC Market, in which case our stock may be quoted on markets even more illiquid.

Cautionary Note Regarding Forward Looking Statements.

This Registration Statement on Form 10 contains or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 10.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with our financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward looking statements.

From October 2008 through early 2016, the Company’s operations were limited as a result of limited capital resources. Nevertheless, the Company continued operations of the Hotel.vn website. The Company was placed under the control of a Receiver in Nevada’s Eighth Judicial District on May 15, 2016 and through March 22, 2017, while under the control of the Receiver, the Company continued to incur expenses to maintain its corporate existence as public company. On November 18, 2016, the Company changed its name to Omni Global Technologies, Inc. and on May 23, 2017, the Company entered into a Share Purchase Agreement with JOJ Holdings, LLC (“JOJ”), pursuant to which JOJ: (i) purchased 20,000,000 restricted shares of common stock, $0.001 par value (the “Control Shares”); (ii) assumed the liabilities of a judgement creditor in the amount of approximately $25,000; and (iii) paid the Receiver $150,000 which monies were used to cover the Receiver’s and other company expenses. The Share Purchase Agreement was attached as Exhibit 10.1 to the Company’s Form 10-K for the year-ended April 30, 2017, filed with the SEC on August 30, 2017. As a result of its emergence from receivership, the Company recorded $5,003,192 in income from the forgiveness of debt.

Share Purchase Agreement

From the period from May 15, 2016 through March 22, 2017, as noted above we were under the control of a court appointed Receiver. During that period the Receiver ran the Company and incurred expenses to maintain its status as public company. On May 23, 2017 the Company entered into a Share Purchase Agreement (“SPA”) with JOJ. Under the terms of the SPA, JOJ purchased the 20,000,000 Control Shares and assumed the liability of a judgement creditor in the amount of $25,690.41. Additionally, and concurrent with the signing of the SPA by the Company; the Receiver resigned from the Company. The $150,000 paid to the Receiver under the SPA was distributed by and used to cover Receiver expenses incurred during the receivership period, and other company expenses. All $150,000 was disbursed prior to April 30, 2017. During the six months ended October 31, 2017, JOJ loaned the Company $28,098 to pay certain professional fees to maintain the Company’s status as a public company and to commence reporting with the SEC by filing reports under the Exchange Act.

15

Reverse Split and Name Change

On November 18, 2016, we effected a 1 for 150 reverse split and changed our name from Business.vn, Inc. to Omni Global Technologies, Inc., and the Company’s trading symbol changed from “BVNI” to “OMGT”. Under the guidelines of Staff Accounting Bulletin 4c, a capital structure change such as a stock split that occurs after the date of the most recent balance sheet must be given retroactive effect in the balance sheet. Accordingly, all references to the numbers of Common Shares and per share data in the accompanying financial statements have been adjusted to reflect this reverse split on a retroactive basis, unless indicated otherwise. As of October 31, 2017, we had 40,737,406 shares outstanding.

Forward Split

On January 16, 2018, the Company's common stock executed a 2-for-1 forward split. Shareholders of our common stock received one extra share for each share they held at the prior close on January 12, 2018. As of February 20, 2018, there were 36,215,046 shares outstanding, as a result of the issuance, effective as of November 12, 2017, of 328,616.50 shares of Series A Preferred Stock (the “Series A Shares”) to JOJ Holdings, LLC (141,116.50 Series A Shares) and JFS Investments, Inc. (187,500.00 Series A Shares) in lieu of 5,644,660 shares of common stock and 7,500,000 shares of common stock, respectively.

Results of Operations

Results of Operations for the six months ended October 31, 2017 and 2016

For the six months ended October 31, 2017 we incurred $28,098 in operating expenses to maintain our status as a public company. Additionally, we incurred $882 in interest expense. For the six-month period ended October 31, 2016 we recorded $31,908 in expenses of which $30,290 were professional fees. We generated no revenues from operations during the six-month period ended October 31, 2017 or the comparable period of the prior year.

As a result of the discharge of all liabilities pursuant to the court order from the in Nevada’s Eighth Judicial District proceeding, we recorded non-cash other income of $5,003,192 for the six-month period ended October 31, 2017.

Liquidity and Capital Resources

As discussed more fully above, on May 23, 2017 the Company entered into the SPA with JOJ pursuant to which JOJ purchased the 20,000,000 Control Shares. After the 2:1 forward split effective on January 16, 2018, the Control Shares totaled 40,000,000 shares of common stock (the “Shares”). Reference is made to the disclosure under “Item 4. Security Ownership of Certain Beneficial Owners and Management” with respect to the sale, transfer and assignment by JOJ of a portion of its Control Shares to unaffiliated third parties, effective November 15, 2017. During the period from November 15, 2017 through February 23, 2018, the Company raised approximately $4,370,000 in equity capital as detailed in the table below.

16

The Company has conducted private placement offerings to “accredited investors” (as that term is defined under Rule 501 Regulation D) and as of February 20, 2018, the Company has raised equity capital (the “Equity Raises”) as set forth in the table below. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares (1)	Price Per Share (1)	Warrants (1)	Warrant Exercise Price Per Share (1)	Total Capital Raised

$0.05 Financing (2)	4,000,000	$0.05	2,000,000	$0.25	$200,000
$0.10 Financing (3)	6,175,000	$0.10	3,237,500	$0.25	$617,500
$1.25 Financing (4)	2,841,300	$1.25	–	-	$3,551,625
	13,016,300		5,237,500		$4,369,125

(1)	Share and warrant quantities and their respective per-share prices have been retroactively adjusted for the forward 2-for-1 split on January 16, 2018.
(2)	The $0.05 Financing commenced on November 15, 2017, pursuant to which the Company raised $200,000 from 2 accredited investors. As part of the investment in $0.05 Financing, we issued and sold 2,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.
(3)	The $0.10 Financing commenced on November 21, 2017, pursuant to which the Company raised $617,500 from 54 accredited investors. As part of the investment in $0.10 Financing, we issued and sold 3,087,500 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.
(4)	The $1.25 Financing commenced on November 30, 2017. The Company expects to close this round by February 28, 2018. The Company has raised $3,551,625 from 124 accredited investors. As part of the investment in $1.25 Financing, we issued and sold 2,841,300 shares of common stock. No warrants were issued with this round.

The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

Inflation

Although our operations may be influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six- month period ended October 31, 2017.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of October 31, 2017 and April 30, 2017.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates used to prepare the financial statements. The estimates are based on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management. Certain accounting policies that require significant management estimates and are deemed critical to our results of operations or financial position are discussed in our 2017 in Form 10-K Critical Accounting Policies section of Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Quantitative and Qualitative Disclosures about Market Risk

Please refer to Item 1A. RISK FACTORS above for Quantitative and Qualitative Disclosures about Market Risks.

17

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of February 20, 2018. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer. Based on this evaluation, our CEO has concluded that our disclosure controls and procedures were effective as of February 20, 2018.

Changes in Internal Control over Financial Reporting

Since our last quarterly period covered, October 31, 2017, internal control over financial reporting has been impacted by the addition of processes and procedures to ensure proper controls have been implemented to materially benefit the Company’s financial reporting.

Item 3. Properties.

The Company is headquartered in San Juan, Puerto Rico. Currently, the Company makes use of the office space of JOJ Holdings, LLC, the entity that took the Company out of receivership from the State of Nevada. JOJ Holdings, LLC has agreed, and does not intend, to not charge the Company rent.

In addition, the Company leases office space in Santa Monica, CA. The Company pays $3,956 per month for two spaces.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as the date of this Report by (i) each person who, to our knowledge, owns more than 5% of our Common Stock; (ii) each of our directors, executive officers or key employees; and (iii) all of our executive officers, directors and key employees as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power. As of February 20, 2018, there were 36,215,046 shares outstanding.

Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

For purposes of this table, 1,825,000 shares of Common Stock subject to warrants and restricted shares exercisable within 60 days of the Effective Date are deemed outstanding.

18

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Amount of Derivative Securities Beneficially Owned	Percentage Ownership of Common Stock(1)

Patrick Moynihan, Chairman, CEO and CFO (2) (3) 53 Calle Palmeras, Suite 802 San Juan, PR 00901	10,000,000	-	27.61%
Gary Goodman (4) 14 Dorado Beach East Dorado, PR 00646	3,000,000	-	8.28%
Robert Miketich (5) 286 Dorado Beach East Dorado, PR 00646	3,000,000	-	8.28%
Lawrence Partners (6) 15 Manor Lane Lawrence, NY 11559	2,650,000	125,000	7.64%
Zack Pontgrave, President (3) (7) 53 Calle Palmeras, Suite 802 San Juan, PR 00901	500,000	1,650,000	5.68%
Immudyne, Inc. (8) 1406 Broadway New York, NY 10036	2,000,000	-	5.52%
Bryan Larkin, CTO (3) (9) 53 Calle Palmeras, Suite 802 San Juan, PR 00901	100,000	50,000	0.41%
Max Robbins (3) (10) 53 Calle Palmeras, Suite 802 San Juan, PR 00901	-	-	-
Total	21,250,000	1,825,000

All Officers, Directors and Key Employees as a Group (3 persons)	10,600,000	1,700,000	33.99%

(1)	Applicable percentage ownership is based on 36,215,046 shares outstanding as of February 20, 2018 and 3,825,000 derivative securities beneficially owned but are not deemed outstanding for computing the percentage of any other person
(2)	Mr. Moynihan owns 9,200,000 shares through the Santa Monica Trust (the “Trust”), which has a third-party independent trustee. Mr. Moynihan has the authority to terminate and replace the trustee with another independent trustee. However, the trustee has no power to distribute to Mr. Moynihan anything absent an instruction from a majority of the committee of trust beneficiaries, excluding Mr. Moynihan. Mr. Moynihan is also the custodian for each of his four children, each of whom owns 200,000 shares. All of Mr. Moynihan’s shares were purchased in a private sale from JOJ Holdings, LLC (“JOJ”), an entity controlled by Justin Schreiber, at a price of $0.000125 per share on November 15, 2017.
(3)	Four persons, Patrick Moynihan, Zack Pontgrave, Bryan Larkin and Max Robbins, executive officers and directors, own of record and/or beneficially 10,600,000 Shares representing 33.99% ownership of our common stock.
(4)	Mr. Goodman owns 3,000,000 shares of common. Mr. Goodman purchased 1,000,000 shares of common stock in a private sale from JOJ at a price of $0.001 per share. On November 20, 2018, he purchased 1,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25 through his subscription in the $0.05 Financing, however, the warrants will not vest until January 1, 2019.
(5)	Mr. Miketich owns 3,000,000 shares of common stock. Mr. Miketich purchased 1,000,000 shares of common stock in a private sale from JOJ at a price of $0.001 per share. On November 17, 2017, he purchased 1,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25 through his subscription in the $0.05 Financing, however, the warrants will not vest until January 1, 2019.
(6)	Lawrence Partners LLC owns 2,650,000 shares of common stock and 125,000 warrants that are exercisable at $0.25 per share, which expire on December 14, 2020. Lawrence Partners LLC purchased 2,400,000 shares of common stock in a private sale from JOJ at a price of $0.0004 per share on November 15, 2017. Lawrence Partners LLC purchased 125,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25 through his subscription in the $0.10 Financing.
(7)	On November 30, 2017, Mr. Pontgrave was issued 50,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25 through his subscription in the $0.10 Financing. Mr. Pontgrave will be issued an additional 50,000 units with the same conditions upon funding the remaining portion of his subscription in the amount of $10,000. In addition, Mr. Pontgrave was awarded 2,000,000 restricted shares of Common Stock, of which 400,000 restricted shares have vested as of the date of this Form 10. The remaining 1,600,000 shares of restricted shares vest on annual basis, with 400,000 shares vesting the 1st day of December 2018, 2019, 2020 and, 2021.

19

(8)	Immudyne, Inc. acquired 2,000,000 shares of common stock through a private sale from JOJ in consideration for the issuance to JOJ of 5,000,000 restricted shares of Immudyne, Inc. common stock. Justin Schreiber, CEO and control person of JOJ, is the Chief Executive Officer of Immudyne, Inc.
(9)	On November 30, 2017, Mr. Larkin was issued 50,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25 through his subscription in the $0.10 Financing.
(10)	Mr. Robbins joined the Board of Directors on February 1, 2018.

Each of the purchases from JOJ occurred on November 15, 2017. The above securities issued and sold by the Company without registration were based upon the exemption provided by Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

Item 5. Director, Executive Officers and Key Employees.

The following table provides information regarding our executive officers and directors as of February 20, 2018:

Name	Age	Position(s)
Executive Officers and Directors
Patrick Moynihan	49	Chairman, Chief Executive Officer & Chief Financial Officer
Max Robbins	47	Director

Key Employees
Zack Pontgrave	34	President
Bryan Larkin	38	Chief Technology Officer

Executive Officer & Director Bios

Patrick Moynihan, 49, Chairman, Chief Executive Officer and Chief Financial Officer

Mr. Moynihan brings to the position a deep understanding of the blockchain and cryptocurrency industries and a global set of relationships with software engineers, ICO originators and miners. Formerly, Moynihan was Managing Director for Corona Associates Capital Management, Managing Director at Ithaca Partners LLC, and Founder & CEO at PayLock Inc. Under his leadership, PayLock became the highest margin parking technology collection company in the United States and secured the world's largest vehicular collection contract with the city of New York for roughly $800M. He holds an English Major and Business Minor from Ithaca College in 1990.

Max Robbins, age 47, Director

Mr. Robbins is a serial entrepreneur with a wide gambit of experience growing companies from concept to public offering. Mr. Robbins is a recognized international speaker who pioneered commercial internet access in the middle and far east. He is a speaker on blockchain technology and advisor to fintech companies in the blockchain space, such as Modex and Trakinvest. Mr. Robbins is currently the owner of aiScaler, a software company specialized in web acceleration, DDos mitigation and traffic management. Previously, he served as President of McBride & Associates, a government contracting organization. During his term, McBride grew McBride & Associates from eighty million to over two hundred million in sales. Mr. Robbins was the Chief Technical Officer for IDT Corporation (“IDT”) where he created the internet division, resulting in a successful public offering in 1997. IDT trades under the symbol IDTC on the New York Stock Exchange.

Key Employee Bios

Zack Pontgrave, 34, President

Zack is an owner and founder of several technology, entertainment, and VR companies. He brings to the table deep knowledge and connections in blockchain, entertainment, and business. An early adopter of bitcoin, Zack has spent 8 years immersed in crypto-currency and blockchain technology, making him a sought-after speaker and advisor for international conferences and companies.

Bryan Larkin, age_38, Chief Technology Officer

Larkin founded SKYlab Technology, LLC, serving as the company's CEO for eight years. At SKYlab, Larkin developed technology programs for businesses of all sizes, working with small and medium-sized IT budgets as well as enterprise budgets in excess of $1 million. SKYlab is known globally as a leader in cybersecurity, providing customized solutions for individual, corporate, and government clients. Larkin's background includes high-availability hardened servers, fault-tolerant network engineering, full-spectrum wireless communications, ultra-efficient distributed crypto mining, extreme VPN design employing cascading encryption, and multi-vector cybersecurity defense.

20

Item 6. Executive and Key Employee Compensation.

The following table sets forth total compensation paid to our executive officers for the nine months ended January 31, 2018 for our 2018 fiscal year and for the fiscal year ending April 30, 2017. Since November 15, 2017, Mr. Moynihan has been the Company’s sole director and was also its sole executive officer until the appointments of Mr. Pontgrave and Mr. Larkin, each on December 1, 2017.

Name and Principal Position	Fiscal Year Ending	Salary ($)	Bonus ($)	Option Awards	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Patrick Moynihan	2018	30,000	–	–	–	–	30,000
Director & Chief Executive Officer	2017	–	–	–	–	–	–
Max Robbins	2018	–	–	–	–	–	–
Director	2017	–	–	–	–	–	–
Zack Pontgrave	2018	20,000	–	–	–	1,710,685(1)	1,730,685
President	2017	–	–	–	–	–	–
Bryan Larkin	2018	46,667	–	–	–	–	46,667
Chief Technology Officer	2017	–	–	–	–	–	–

(1)	Mr. Pontgrave received 2,000,000 shares of restricted stock, of which 400,000 shares vested on the effective date of the Pontgrave New Agreement (as defined below in this Item 6. Executive and Key Employee Compensation, Contractual Agreements) and on the anniversary of his agreement thereafter. Also included is a pro-rata accrual for 81 out of 365 days for another 400,000 shares of restricted stock, or 88,767 shares. The closing price of our stock on December 1, 2017 was $3.50/share.

Contractual Agreements

All Officers and Executives of the Company devote substantially all of their time to the Company. Our intention is to replace the following consulting agreements with full-time employment agreements within 90 days of this filing.

Patrick Moynihan

On November 15, 2017, the Company and Mr. Moynihan entered into a five-year consulting agreement, which expires on November 14, 2022. Mr. Moynihan will receive a monthly fee of $20,000 under his agreement. The Company expects to enter into a definitive employment agreement with Mr. Moynihan during the fourth fiscal quarter of 2018, which ends on April 30, 2018

Max Robbins

On February 1, 2018, the Company entered into an agreement appointing Mr. Robbins to the Board of Directors. Mr. Robbin’s appointment as Director shall be subject to the Bylaws of the Company. Mr. Robbins will receive 120,000 options exercisable at $1.00 of which 40,000 will vest annually on June 1, 2018, June 2, 2019 and June 1, 2010, and all 120,000 expire on December 31, 2023.

Zack Pontgrave

On December 1, 2017, the Company entered into a five-year consulting agreement with Mr. Pontgrave ending on November 30, 2022 (the “Pontgrave Initial Agreement”) pursuant to which Mr. Pontgrave will be paid compensation at the rate of $10,000 per month. Effective February 1, 2018, the Company and Mr. Pontgrave agreed to terminate the Pontgrave Initial Agreement and entered into a new consulting agreement pursuant to which he will be paid annual compensation of $215,000 (the “Pontgrave New Agreement”). The Company expects to enter into a definitive employment agreement with Mr. Pontgrave during the fourth fiscal quarter ending April 30, 2018.

Bryan Larkin

On December 1, 2017, the Company entered into a six-month consulting agreement with Mr. Larkin ending on June 1, 2018 (the “Larkin Initial Agreement”) pursuant to which was to be a total of $60,0000. Effective January 1, 2018, the Company and Mr. Larkin agreed to terminate the Larkin Initial Agreement and entered into a new consulting agreement pursuant to which Mr. Larkin will be paid annual compensation of $200,000 (the “Larkin New Agreement”). The Company expects to enter into a definitive employment agreement with Mr. Larkin during the fourth fiscal quarter of 2018 ending April 30, 2018.

21

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 8. Legal Proceedings.

At this time, there are no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters.

Market Information.

The Company's common stock is traded in the OTC Market. Shares of our common stock are thinly traded as of February 20, 2018 with an average of approximately 3,400 shares traded daily since November 15, 2017. Effective January 16, 2018, our shares of common stock were subject to a forward split of 2-for-1. Adjusted for the 2:1 forward split, the table below outlines market price data since November 15, 2017:

Maximum Adj. Close	$22.00
Minimum Adj. Close	$0.26
High	$26.00
Low	$0.26

Holders.

As of February 20, 2018, there are 192 holders of 36,215,046 shares of the Company's common stock.

Dividends.

The Company has not paid any cash dividends to date and does not anticipate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Item 10. Recent Sales of Unregistered Securities.

On May 23, 2017 the Company entered into a Share Purchase Agreement with JOJ Holdings, LLC, pursuant to which JOJ agreed to purchase 20,000,000 restricted shares of common stock, $0.001 par value (the “Control Shares”) and assume the liabilities of a judgement creditor in the amount of approximately $25,000 and paid the Receiver $150,000 which monies were used to cover the Receiver’s and other company expenses. The Share Purchase Agreement was attached as Exhibit 10.1 to the Company’s Form 10-K for the year-ended April 30, 2017, filed with the SEC on August 30, 2017. Due to the 2:1 forward split on January 16, 2018, JOJ Holdings effectively owned 40,000,000 shares of common stock. On February 13, 2018, JOJ Holdings, LLC requested to our transfer agent that 5,000,000 shares of their common stock to be cancelled.

22

On November 15, 2017, the Company began a private placement offering to accredited investors under Rule 501 Regulation D. As of January 31, 2018, the Company has raised funds according to the following series of funding:

	Shares (1)	Price Per Share (1)	Warrants (1)	Warrant Exercise Price Per Share (1)	Total Capital Raised

$0.05 Financing (2)	4,000,000	$0.05	2,000,000	$0.25	$200,000
$0.10 Financing (3)	6,175,000	$0.10	3,237,500	$0.25	$617,500
$1.25 Financing (4)	2,841,300	$1.25	–	–	$3,551,625
	13,016,300		5,237,500		$4,369,125

(1)       Share and warrant quantities and their respective per-share prices have been retroactively adjusted for the forward 2-for-1 split on January 16, 2018.

(2)       The $0.05 Financing commenced on November 15, 2017, pursuant to which the Company raised $200,000 from 2 accredited investors. As part of the investment in $0.05 Financing, we issued and sold 2,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(3)       The $0.10 Financing commenced on November 21, 2017, pursuant to which the Company raised $617,500 from 54 accredited investors. As part of the investment in $0.10 Financing, we issued and sold 3,087,500 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(4)       The $1.25 Financing commenced on November 30, 2017. The Company expects to close this round by February 28, 2018. The Company has raised $3,551,625 from 124 accredited investors. As part of the investment in $1.25 Financing, we issued and sold 2,841,300 shares of common stock. No warrants were issued with this round.

As of the date of this Form 10, we intend continue to seek to raise additional equity capital through the private placement of our equity securities to accredited investors pursuant to Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of $.001 per share. As of February 20, 2018, 36,215,046 shares of our common stock were issued, outstanding and on record with our transfer agent. Some of the shares of the Recent Private Placement have not been delivered to the transfer agent for calculation of shareholders of record for voting purposes.

Each outstanding share of common stock that is on record with our transfer agent is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Nevada Revised Statutes for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

23

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize 5,000,000 shares of preferred stock, par value $.001 per share, which may be issued by the Board of Directors from time to time in one or more series. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock that may be issued in the future. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

On February 12, 2018, the Company filed a Certificate of Designation with the State of Nevada effective as of November 11, 2017 for a newly authorized Series A Convertible Preferred Stock. A total of 500,000 shares of Series A Convertible Preferred Stock have been authorized of which 328,616.50 shares were issued and outstanding, as follows:

Issuee Name	Series A Convertible Preferred Shares
JOJ Holdings, LLC (1)	141,116.50
JFS Investments, Inc. (2)	187,500.00

(1) Mr. Justin Schreiber is the control person of JOJ Holdings, LLC.

(2) Mr. Joe Salvani is the control person of JFS Investments, Inc.

A copy of the Certificate of Designation is filed as Exhibit 4 to this Form 10.

Dividends

We have no history of paying dividends, moreover, there is no assurance that we will pay dividends in the future.

Shares Eligible for Future Sale

Our shares are thinly traded on the OTC Market, and we cannot assure you that a significant public market for our common stock will be developed. Sales of substantial amounts of common stock in the public market, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

As of February 20, 2018, 35,477,640 out of the 36,215,046 outstanding shares of common stock are “restricted” shares as that term is defined under the Act. At this time, we have not entered into any agreement to register any of our issued and outstanding shares, although such agreement may be entered into in the future, or such an agreement may be made part of the terms of a future combination transaction.

Item 12. Indemnification of Officers and Directors.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers that would provide coverage for their acts as an officer or director of the Company.

24

Item 13. Financial Statements and Supplementary Data

BLOCKCHAIN INDUSTRIES, INC.

(Formerly Omni Global Technologies, Inc.)
Balance Sheets
As of October 31, 2017 and April 30, 2017

	October 31, 2017	April 30, 2017
	(Unaudited)	Audited
ASSETS
Current assets
Cash	$–	$–
Total assets	$–	$–

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$–	$429,679
Due to related parties	54,917	3,981,423
Accrued liabilities	–	63,917
Note payable	–	501,112
Convertible note	–	53,000
Total liabilities	54,917	5,029,131

Shareholders' Deficit
Preferred stock, $0.001 par value, 5,000,000 authorized. None issued	–	–
Common stock; $0.001 par value; 400,000,000 shares authorized 40,737,406 and 40,737,406 shares issued and outstanding as of Oct. 31, 2017 and April 30, 2017, respectively	40,736	40,736
Additional paid-in capital	6,159,121	6,159,121
Accumulated deficit	(6,254,774)	(11,228,988)
Total shareholders' deficit	(54,917)	(5,029,131)
Total liabilities and shareholders' deficit	$–	$–

The Accompanying Notes Are An Integral Part Of These Financial Statements.

25

BLOCKCHAIN INDUSTRIES, INC.

(Formerly Omni Global Technologies, Inc.)

Statements of Operations (unaudited)

	Three Months Ended October 31,	Three Months Ended October 31,	Six Months Ended October 31,	Six Months Ended October 31,
	2017	2016	2017	2016
Sales	$–	$–	$–	$–
Operating expenses:
Professional fees	9,300	1,790	19,190	30,290
Administrative expenses	8,908	358	8,908	1,618
Total operating expenses	18,208	2,148	28,098	31,908
Income (loss) from operations	(18,208)	(2,148)	(28,098)	(31,908)
Other income (expense)
Debt forgiveness	–	–	5,003,192	–
Interest expense	(441)	(293)	(882)	(293)
Total other income (expense)	(441)	(293)	5,002,311	(293)
Income (loss) before income taxes	(18,649)	(2,441)	4,974,213	(32,201)
Provision for income taxes (benefit)	–	–	–	–
Net income (loss)	$(18,649)	$(2,441)	$4,974,213	$(32,201)

Basic and diluted earnings (loss) per common share	$(0.00)	$(0.00)	$0..12	$(0.04)

Weighted-average number of common shares outstanding:
Basic and diluted	40,737,406	737,406	40,737,406	737,406

The Accompanying Notes Are An Integral Part Of These Financial Statements.

26

BLOCKCHAIN INDUSTRIES, INC.

(Formerly Omni Global Technologies, Inc.)

Statement of Cash Flows (unaudited)

	For the six months ended October 31,
	2017	2016

Cash flows from operating activities:
Net income(loss)	$4,974,213	$(32,201)
Changes in operating assets and liabilities
Accrued liabilities	–	201
Forgiveness of debt	(5,003,192)	–
Increase in related party liabilities	28,979	–
Net cash (used in) operating activities	–	(32,000)

Cash flows from investing activities:
Net cash (used in) provided by investing activities	–	–

Cash flows from financing activities:
Loans and advances	–	32,000
Net cash provided by financing activities	–	32,000

Net change in cash	–	–
Cash, beginning of the period	–	–
Cash, end of the period	$–	$–

The Accompanying Notes Are An Integral Part Of These Financial Statements.

27

Notes to Unaudited Financial Statements

For the Three and Six Month Interim Periods Ended October 31, 2017

(Unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Unless the context otherwise requires, the terms "we", "our", "us", the “Company” or "Blockchain" refers to Blockchain, Industries, Inc. (formerly Omni Global Technologies, Inc.). On November 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purpose of changing the name of the Company from Omni Global Technologies, Inc. (“OMNI”) to Blockchain Industries, Inc. (“Blockchain”). The Certificate of Amendment was filed based upon the Joint Written Consent of the Registrant's Board of Directors and Majority Consenting Stockholder.

Although we continue to operate and believe we can monetize assets related to our Hotels.VN travel business; our primary near-term corporate objective is to build a diversified financial technology company focused on blockchain. Our core objectives are as follows: 1) building a state chartered bank to facilitate crypto currency related merchant banking activities; 2) financing and operating a cryptomining operation; 3) making strategic and diversified investments in promising emerging companies across the blockchain industry; 4) establishing a net-long position in various crypto-currencies and digital assets; and 5) participating in, originating, and promoting domestic and foreign coin offerings in a manner fully compliant with U.S. Federal, state and other applicable securities laws.

Blockchain was originally formed on September 15, 1995 as Interactive Processing, Inc., a Nevada corporation, to market high-tech consumer electronics through television home-shopping networks, retail stores, catalog companies and their website remotecontrols.com. In March 1999, the Company changed its name to Worldtradeshow.com, Inc. In April, 1999, the Company acquired intellectual property rights to a database and business plan and significantly changed its business plan to develop tradeshow software and market both physical and virtual tradeshow space through the Company's website.

The Company was dormant from October 2008 through May 15, 2016 until it was placed under the control of a Receiver in Nevada’s Eighth Judicial District pursuant to Case #A14-715484-P (“the Case”). On March 23, 2017 we entered into a share purchase agreement described below. On June 13, 2017, pursuant to an order by the judge presiding over this Case, OMNI emerged from receivership and substantially all liabilities that had been outstanding since 2009 were officially discharged.

SHARE PURCHASE AGREEMENT

From the period from May 15, 2016 through March 22, 2017 we were under the control of a court appointed Receiver. During that period the Receiver ran the Company and incurred expenses to maintain its status as public company and to locate a potential buyer for the Company. On May 23, 2017, the Company entered into a Share Purchase Agreement (“SPA”) with JOJ Holdings (the “Purchaser”, LLC maintaining an address at 53 Calle Palmeras, San Juan Puerto Rico. Under the terms of the SPA, the Purchaser agreed to purchase 20,000,000 of our $0.001 par value common stock; and to assume the liability of a judgement creditor in the amount of $25,690.41. Additionally, and concurrent with the signing of the SPA by the Company; the Receiver resigned from the Company, and the Purchaser elected Olivia Funk as the sole officer and director of the Company. On November 15, 2017, Patrick Moynihan replaced Ms. Funk as the sole officer and director of the Company.

The $150,000 received at closing was distributed by an escrow agent and was used to cover Receiver expenses incurred during the receivership period, and other company expenses. All $150,000 was disbursed prior to April 30, 2017. During the six-month period ended October 31, 2017, the Purchaser has loaned the Company $28,098 to pay certain professional fees to maintain the company’s status as a public company.

Reverse Split and Name Change

On November 18, 2016, the Company effected a 1 for 150 reverse split and changed its name from Business.vn, Inc., to Omni Global Technologies, Inc., and the Company’s trading symbol changed from “BVNI” to “OMGT”. Under the guidelines of Staff Accounting Bulletin 4c, a capital structure change such as a stock split that occurs after the date of the most recent balance sheet must be given retroactive effect in the balance sheet Effective January 16, 2018, the outstanding shares of Common Stock were subject to a two-for-one (2:1) forward split, resulting in 40,737,406 shares of Common Stock outstanding at January 16, 2018.

Accordingly, all references to the numbers of Common Shares and per share data in the accompanying financial statements have been adjusted to reflect this forward split on a retroactive basis, unless indicated otherwise.

28

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the SEC. Certain information and disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements at April 30, 2017 as presented in the Company’s Annual Report on Form 10-K filed on August 30, 2017 with the SEC.

Similarly, management must make estimates of the uncollectibility of accounts receivable. Management specifically analyzes accounts receivable and historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the SEC. Certain information and disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements at April 30, 2017 as presented in the Company’s Annual Report on Form 10-K filed on August 30, 2017 with the SEC.

Income Taxes

The Company utilizes SFAS No. 115,  Accounting for Income Taxes , which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Going Concern

Based on the Company’s 10-Q for the period ending October 31,2017, we had an accumulated deficit of $6,254,744 to date. Although we have raised capital since that period from Recent Private Placements, will need additional working capital for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company is working a strategy to meet future operational goals which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations, however, there can be no assurances that the plan will succeed, nor that the Company will be able to execute its plans.

Professional fees

With the exception of accounting fees and audit fees, substantially all professional fees prior to March 2017 expensed by the Company, represent hours of work performed by the Court appointed receiver to help the Company emerge from receivership by obtaining external financing. The fees are expensed as incurred as a liability of the Company and the reimbursement of these fees incurred by Receiver is dependent on the amount of financing obtained. Subsequent to March 2017, when the Receiver was discharged, professional fees are comprised of accounting and legal fees, as well as consulting fees to maintain the Company’s public company status.

Basic and Diluted Net Loss Per Share

Net earnings or loss per share is calculated in accordance with SFAS No. 128, Earnings Per Share for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that we have no convertible debt or dilutive equivalents such as warrants or stock options.

29

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

NOTE 3. PROVISION FOR INCOME TAXES

As of October 31, 2017, the Company has a federal net operating loss carry forwards of $6,264,744 that can be utilized to reduce future taxable income. The net operating loss carry forward will expire through 2023 if not utilized. Utilization of the net operating loss and tax credit carry forward may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carry forwards before utilization. The Company has provided a full valuation allowance on the deferred tax asset because of uncertainty regarding realizability.

NOTE 4. STOCKHOLDER’S EQUITY

Common Stock

The Company has 400,000,000 shares of Common Stock authorized with a par value of $0.001 per share and 5,000,000 shares of Preferred Stock authorized, with a par value of $0.001 per share. As of October 31, 2017, and April 30, 2017 there were 40,737,406 and 40,737,406 common shares outstanding, respectively. No shares of Preferred Stock are outstanding. Effective January 16, 2018, the outstanding shares of Common Stock were subject to a two-for-one (2:1) forward split, resulting in 40,737,406 shares of Common Stock outstanding at January 16, 2018.

Common Stock Issued in Private Placements

During the six-month period ended October 31, 2017, the Company did not accept any subscription agreements for the sale of its common stock.

NOTE 5. SUBSEQUENT EVENTS

On November 13, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purpose of changing the name of the Company from Omni Global Technologies, Inc. to Blockchain Industries, Inc. The Certificate of Amendment was filed based upon the Joint Written Consent of the Registrant's Board of Directors and Majority Consenting Stockholder.

Corporate Name Change:

On November 13, 2017, the Company changed its name to Blockchain Industries, Inc.

Forward Split:

On January 16, 2018, the Company's common stock executed a 2-for-1 forward split. Shareholders of our common stock received one extra share for each share they held at the prior close on January 12, 2018. As of February 20, 2018, there were 36,215,046 shares outstanding.

Retroactive application

All references in this Form 10 have been retroactively adjusted for the 2-for-1 reverse split on January 16, 2018 unless indicated otherwise.

KinerjaPay ICO:

On January 11, 2018, the Company entered into an advisory agreement to provide Initial Coin Offering (“ICO”) services to PT KinerjaPay Indonesia, an Indonesian company and a wholly-owned subsidiary of KinerjaPay Corp., a Delaware corporation (OTCQB: KPAY). As consideration for entering into the advisory agreement and providing services related to administering the KinerjaPay ICO and establishing a Digital Asset Exchange in Indonesia, we were paid $250,000 in cash, and received 1,000,000 restricted shares of KinerjaPay’s common stock, having a market value approximately $1,800,000 based upon the closing price of the KPAY shares on the OTCQB of $1.80 on January 11, 2018. In addition, we shall receive a 50% equity ownership in an Indonesian-based Digital Asset Exchange which has yet to be formed.

30

Chimes ICO:

On December 19, 2017 and February 5, 2018, the Company entered into a two agreements with Chimes Broadcasting, Inc. to purchase 500,000 equity tokens for $400,000 (the “Chimes Equity Tokens”). The Chimes Equity Tokens will give the Company equity in Chimes Broadcasting, Inc. In addition, the Company entered into another agreement with Chimes Broadcasting, Inc. which grants us the option to purchase future utility tokens for use on the Chimes network platform.

Blockex:

On February 16, 2018, we entered into a Private Token Purchase Commitment Form (“BlockEx Agreement”) with BlockEx Limited (“BlockEx”) a privately held limited liability company incorporated under the laws of Gibraltar. Under the terms of the BlockEx Agreement, the Company agreed to purchase up to 5,714,285.71 digital tokens from the Company for 2,000,000 Euros, or approximately $2,481,600 USD. To date the Company has purchased tokens amounting to approximately 1,128,770 tokens for a purchase price of 395,069.53 Euros. The Company filled the 2,000,000 Euro obligation for the BlockEx Agreement by pooling with other investors for the remaining 1,604,930 Euros. This investment provides the Company with exposure to a digital asset exchange platform. The BlockEx platform provides an institutional exchange, white-labeled brokerage software, and the ability to launch ICO’s.

LegatumX:

On February 19, 2018, the Company entered into a Stock Purchase Agreement (“LegatumX Agreement”) with LegatumX, Inc. (“LegatumX”). This investment will provide us with a market share into the legal industry for the storage, authentication and validation of legal documents such as wills, trusts, deeds, mortgages, and more. We expect that the Media and Education segment of our business will be able to assist this company in marketing their products to consumers worldwide, although we will be starting with U.S. consumers. Under the terms of the LegatumX Agreement, we will initially receive 30% of LegatumX’s common stock calculated on a fully diluted basis for a purchase price of $1,300,000:

Amount paid by Company	Paid or Due on
$100,000	February 19, 2018
$200,000	May 20, 2018
100,000 shares of our Common Stock (1)	March 1, 2018

       (1)    The value of our Common Stock for this agreement was valued at $10/share.

The Company may earn an additional (i) 5%, for a total of 35%, of LegatumX’s common stock if LegatumX realizes $2.3 million in gross proceeds from the sale of the 100,000 shares of our common stock within the 12-month period following the effective date of this Form 10, or (ii) an additional 10%, for a total of 40%, of LegatumX’s common stock if LegatumX realizes $10.1 million in gross proceeds from the sale of the 100,000 shares of our common stock within the 12-month period following the effective date of this Form 10.

AutoLotto:

On January 17, 2018, the Company entered into a Promissory Note Agreement (“AutoLotto Agreement”) with AutoLotto, Inc., a Delaware corporation. Under the terms of the AutoLotto Agreement, the Company will pay to AutoLotto $1.5 million (the “Principal”) in exchange for a promissory note that will accrue interest at one percent per annum (the “Interest”). All unpaid Principal and Interest are due and payable to the Company at the earlier of (i) the closing of AutoLotto’s initial coin offering of at least $20,000,000 or (ii) AutoLotto’s issuance of equity securities (excluding any conversion or issuance of any note or other convertible security) of at least $20,000,000. In the event AutoLotto does not raise $20,000,000 though an initial coin offering or issuance of equity noted above, any unpaid Principal and Interest will convert to equity at a rate of $250,000,000 divided by the number of common shares outstanding immediately prior to January 17, 2020. As part of the AutoLotto Agreement, the Company also received an option to purchase tokens of the AutoLotto initial coin offering (the “Option”) equal to two times the outstanding unpaid Principal and Interest under the AutoLotto Agreement. The exercise price of the Option will be an undisclosed private pre-sale price, and the Option is exercisable within ten days of AutoLotto providing notice to the Company of its initial coin offering. The Option expires on January 16, 2018.

31

Subsequent Equity Raise:

On May 23, 2017 the Company entered into a Share Purchase Agreement with JOJ Holdings, LLC, pursuant to which JOJ agreed to purchase 20,000,000 restricted shares of common stock, $0.001 par value (the “Control Shares”) and assume the liabilities of a judgement creditor in the amount of approximately $25,000 and paid the Receiver $150,000 which monies were used to cover the Receiver’s and other company expenses. The Share Purchase Agreement was attached as Exhibit 10.1 to the Company’s Form 10-K for the year-ended April 30, 2017, filed with the SEC on August 30, 2017. Due to the 2:1 forward split on January 16, 2018, JOJ Holdings effectively owned 40,000,000 shares of common stock. On February 13, 2018, JOJ Holdings, LLC requested to our transfer agent that 5,000,000 shares of their common stock to be cancelled.

The Company has conducted private placement offerings to “accredited investors” (as that term is defined under Rule 501 Regulation D) and as of February 20, 2018, the Company has raised equity capital (the “Equity Raises”) as set forth in the table below. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares (1)	Price Per Share (1)	Warrants (1)	Warrant Exercise Price Per Share (1)	Total Capital Raised

$0.05 Financing (2)	4,000,000	$0.05	2,000,000	$0.25	$200,000
$0.10 Financing (3)	6,175,000	$0.10	3,237,500	$0.25	$617,500
$1.25 Financing (4)	2,841,300	$1.25	–	–	$3,551,625
	13,016,300		5,237,500		$4,369,125

(1)       Share and warrant quantities and their respective per-share prices have been retroactively adjusted for the forward 2-for-1 split on January 16, 2018.

(2)       The $0.05 Financing commenced on November 15, 2017, pursuant to which the Company raised $200,000 from 2 accredited investors. As part of the investment in $0.05 Financing, we issued and sold 2,000,000 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(3)       The $0.10 Financing commenced on November 21, 2017, pursuant to which the Company raised $617,500 from 54 accredited investors. As part of the investment in $0.10 Financing, we issued and sold 3,087,500 units, each consisting of two (2) shares of common stock and one (1) warrant exercisable for 3 years at an exercise price of $0.25.

(4)       The $1.25 Financing commenced on November 30, 2017. The Company expects to close this round by February 28, 2018. The Company has raised $3,551,625 from 124 accredited investors. As part of the investment in $1.25 Financing, we issued and sold 2,841,300 shares of common stock. No warrants were issued with this round.

The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

Contractual Agreements

All Officers and Executives of the Company devote substantially all of their time to the Company. Our intention is to replace the following consulting agreements with full-time employment agreements within 90 days of this filing.

Patrick Moynihan

On November 15, 2017, the Company and Mr. Moynihan entered into a five-year consulting agreement, which expires on November 14, 2022. Mr. Moynihan will receive a monthly fee of $20,000 under his agreement. The Company expects to enter into a definitive employment agreement with Mr. Moynihan during the fourth fiscal quarter of 2018, which ends on April 30, 2018.

32

Zack Pontgrave

On December 1, 2017, the Company entered into a five-year consulting agreement with Mr. Pontgrave ending on November 30, 2022 (the “Pontgrave Initial Agreement”) pursuant to which Mr. Pontgrave will be paid compensation at the rate of $10,000 per month. Effective February 1, 2018, the Company and Mr. Pontgrave agreed to terminate the Pontgrave Initial Agreement and entered into a new consulting agreement pursuant to which he will be paid annual compensation of $215,000 (the “Pontgrave New Agreement”). The Company expects to enter into a definitive employment agreement with Mr. Pontgrave during the fourth fiscal quarter ending April 30, 2018.

Bryan Larkin

On December 1, 2017, the Company entered into a six-month consulting agreement with Mr. Larkin ending on June 30, 2018 (the “Larkin Initial Agreement”) pursuant to which was to be a total of $60,0000. Effective January 1, 2018, the Company and Mr. Larkin agreed to terminate the Larkin Initial Agreement and entered into a new consulting agreement pursuant to which Mr. Larkin will be paid annual compensation of $200,000 (the “Larkin New Agreement”). The Company expects to enter into a definitive employment agreement with Mr. Larkin during the fourth fiscal quarter of 2018 ending April 30, 2018.

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Omni Global Technologies, Inc.:

We have audited the accompanying balance sheets of Omni Global Technologies, Inc. (“the Company”) as of April 30, 2017 and 2016 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Omni Global Technologies, Inc., as of April 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
August 30, 2017

34

OMNI GLOBAL TECHNOLOGIES, INC.

(Formerly Business.vn, Inc.)
Balance Sheets
As of April 30, 2017 and April 30, 2016

	April 30, 2017	April 30, 2016

ASSETS
Current assets
Cash	$–	$–
Total assets	$–	$–

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$429,679	$429,679
Due to related parties	3,981,423	3,981,423
Accrued liabilities	63,917	60,004
Note payable	501,112	501,112
Convertible note	53,000	53,000
Total liabilities	5,029,131	5,025,218

Shareholders' Deficit
Preferred stock, $0.001 par value, 5,000,000 authorized. None issued	–	–
Common stock; $0.001 par value; 400,000,000 shares authorized 40,737,406 and 737,406 shares issued and outstanding as of April 30, 2017 and April 30, 2016, respectively	20,368	368
Additional paid-in capital	6,179,489	6,049,489
Accumulated deficit	(11,228,988)	(11,075,075)
Total shareholders' deficit	(5,029,131)	(5,025,218)
Total liabilities and shareholders' deficit	$–	$–

The Accompanying Notes Are An Integral Part Of These Financial Statements.

35

OMNI GLOBAL TECHNOLOGIES, INC.

(Formerly Business.vn, Inc.)

Statements of Operations

	For the years ending April 30,
	2017	2016

Revenue	$–	$–
General and administrative	30,580	–
Consulting fees	40,000	–
Professional fees	77,420	–
Total operating expenses	148,000	–

(Loss) from operations	(148,000)	–

Other income (expense)
Interest expense	(5,913)	–
Loss from operations	(153,913)	–
Provision for income taxes	–	–
Net Loss	$(153,913)	$–

Loss per common share:
Basic and diluted	$(0.03)	$0.00

Weighted average shares outstanding:
Basic and diluted	4,901,790	737,406

The Accompanying Notes Are An Integral Part Of These Financial Statements.

36

OMNI GLOBAL TECHNOLOGIES, INC.
(Formerly Business.vn, Inc.)
Statement of Cash Flows

	For the Years Ended April 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(153,913)	$–
Changes in operating assets and liabilities
Increase in accrued liabilities	3,913	–
Net cash (used in) operating activities	(150,000)	–

Cash flows from investing activities:
Net cash (used in) provided by investing activities	–	–

Cash flows from financing activities:
Proceeds from the issuance of common stock	150,000	–
Net cash provided by financing activities	150,000

Net change in cash	–	–
Cash, beginning of the period	–	–
Cash, end of the period	$–	$–

The Accompanying Notes Are An Integral Part Of These Financial Statements.

37

OMNI GLOBAL TECHNOLOGIES, INC.
(Formerly Business.vn, Inc.)
Statements of Changes in Stockholders Deficit

	Common Stock		Additional Paid-in	Stockholders
	Shares	Amount	Capital	Deficit	Total

Balance, April 30, 2016 (Unaudited)	737,406	$368	$6,049,489	$(11,075,075)	$(5,025,218)
Shares issued for cash	40,000,000	20,000	130,000	–	150,000
Net loss for the year ended April 30, 2017	–	–	–	(153,913)	(153,913)
Balance, April 30, 2017	40,737,406	$20,368	$6,179,489	$(11,228,988)	$(5,029,131)

The Accompanying Notes Are An Integral Part Of These Financial Statements.

38

OMNI GLOBAL TECHNOLOGIES, INC.

Notes to Financial Statements

1. Organization

Unless the context otherwise requires, the terms "we", "our", "us", "OMNI", OMGT or "Omni Global Technologies, Inc." refers to Omni Global Technologies Inc. (formerly Business.vn, Inc.)

Omni Global Technologies, Inc. (“OMNI” or the "Company") was originally formed on September 15, 1995 as Interactive Processing, Inc., a Nevada corporation, to market high-tech consumer electronics through television home-shopping networks, retail stores, catalog companies and their website remotecontrols.com. In March 1999, the Company changed its name to Worldtradeshow.com, Inc. In April, 1999, the Company acquired intellectual property rights to a database and business plan and significantly changed its business plan to develop tradeshow software and market both physical and virtual tradeshow space through the Company's website.

The Company was dormant from October 2008 through May 15, 2016 until it was placed under the control of a Receiver in Nevada’s Eighth Judicial District pursuant to #A14-715484-P. Substantially all of the liabilities that have been outstanding since October 2008 are expected to be legally discharged court, but the discharge has not occurred as of the date of this Report. As a result, all liabilities outstanding as of April 30, 2009 have been carried over to the April 30, 2017 balance sheet.

Reverse Split and Name Change

On November 18, 2016, the Company effected a 1 for 150 reverse split and changed its name from Business.vn, Inc., to Omni Global Technologies, Inc., and the Company’s trading symbol changed from “BVNI” to “OMGT”. Under the guidelines of Staff Accounting Bulletin 4c, a capital structure change such as a stock split that occurs after the date of the most recent balance sheet must be given retroactive effect in the balance sheet. Accordingly, all references to the numbers of Common Shares and per share data in the accompanying financial statements have been adjusted to reflect this forward split on a retroactive basis, unless indicated otherwise.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred.

Similarly, management must make estimates of the uncollectibility of accounts receivable. Management specifically analyzes accounts receivable and historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Income Taxes

The Company utilizes SFAS No. 115,  Accounting for Income Taxes , which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Going Concern

The Company has an accumulated deficit of $11,228,988 to date. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company is working a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations, however, there can be no assurances that the plan will succeed nor that the Company will be able to execute its plans.

39

Operating Expenses

Operating expenses for the fiscal year ended April 30, 2017 are comprised of accounting, the court appointed receiver’s professional fees, legal expenses, transfer agent expenses and other professional and consulting fees. These fees are not related to company operations, but fees incurred to help the Company emerge from receivership status and re-establish itself as a reporting public company.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS No. 128, Earnings Per Share  for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

3. Provision for income taxes

As of April 30, 2017, the Company has a federal net operating loss carry forwards of $11,228,988 that can be utilized to reduce future taxable income. The net operating loss carry forward will expire through 2023 if not utilized. Utilization of the net operating loss and tax credit carry forward may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carry forwards before utilization. The Company has provided a full valuation allowance on the deferred tax asset because of uncertainty regarding realizability.

4. Stockholder’s Equity

Common Stock

The Company has 400,000,000 shares of Common Stock authorized with a par value of $0.001 per share and 5,000,000 shares of Preferred Stock authorized, with a par value of $0.001 per share. As of April 30, 2017 and 2016 there were 40,737,406 and 737,406 common shares outstanding, respectively. No shares of Preferred Stock are outstanding.

Common Stock Issued in Private Placements

During the year ended April 30, 2017 under the terms of the SPA, the Company accepted subscription agreements from one investor and issued 40,000,000 shares of its common stock on March 24, 2017 at a price of $0.00375 per share for gross proceeds totaling $150,000.

During the year ended April 30, 2017, the Company did not accept any subscription agreements

40

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no disagreements with the accountants on accounting and financial disclosures.

Item 15. Financial Statements and Exhibits

(b) Exhibits.

Exhibit No.	Description
3.1(i)	Certificate of Amendment of Certificate of Incorporation, Name Changed to Omni Global Technologies, Inc. and 1-for-150 Reverse Split dated July 8, 2016, filed herewith.
3.1 (ii)	Certificate of Amendment of Certificate of Incorporation, Name Changed to Blockchain Industries, Inc. dated November 13, 2017, filed herewith.
3.1 (iii)	Certificate of Amendment of Certificate of Incorporation, 2-for-1 Forward Split dated December 20, 2017, filed herewith.
3.2	Bylaws, filed herewith.
4.1	Certificate of Designation - Series A Convertible Preferred Stock, filed herewith.
10.1	Chimes Agreement, filed herewith.
10.2	KinerjaPay Agreement, filed herewith.
10.3	BlockEx Agreement, filed herewith.
10.4	LegatunX Agreement, filed herewith.
10.5(i)	AutoLotto Agreement, filed herewith.
10.5(ii)	AutoLotto Option, filed herewith.
10.6	Director Agreement – Max Robbins, filed herewith.
10.7	Consulting Agreement – Zack Pontgrave, filed herewith
10.8	Consulting Agreement – Bryan Larkin, filed herewith
23	Consent of Independent Auditor, filed herewith.

41

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the date indicated.

BLOCKCHAIN INDUSTRIES, INC.

Date: February 27, 2018	By:	/s/ Patrick Moynihan
Patrick Moynihan Chief Executive Officer and Chairman (Principal Executive Officer)

	By:	/s/ Patrick Moynihan
Patrick Moynihan Chief Financial Officer (Principal Financial and Principal Accounting Officer)

42